Exhibit 10.2

May 22, 2014

IEC Electronics Corp.
105 Norton Street
Newark, New York 14513
Attention: W. Barry Gilbert, CEO

Dear Barry:

This letter confirms our mutual agreement that effective as of June 1, 2014 our firm will no longer provide the chief financial officer services, performed by Vincent Leo, pursuant to the letter between us dated December 28, 2011, as amended May 25, 2012 (“Agreement”). We understand that other terms of the Agreement survive and other arrangements between the Company and our firm remain in effect.

Very truly yours,

/s/ Insero & Company, CPAs, PC
Insero & Company CPAs, PC

Confirmed:

IEC Electronics Corp.

By:    /s/ W. Barry Gilbert
W. Barry Gilbert
Chairman and Chief Executive Officer